                                                                    EXHIBIT 99.1


HCA                                                              news
--------------------------------------------------------------------------------
                                                          FOR IMMEDIATE RELEASE
INVESTOR CONTACT:                                         MEDIA CONTACT:
Mark Kimbrough                                            Jeff Prescott
615-344-2688                                              615-344-5708


                     HCA REPORTS SECOND QUARTER 2006 RESULTS


Nashville, Tenn., July 24, 2006 -- HCA (NYSE: HCA) today announced results for the quarter ended June 30, 2006. Net income for the second quarter of 2006 totaled $295 million, or $0.72 per diluted share, compared to $405 million, or $0.90 per diluted share, in the second quarter of 2005. Results for the second quarter of 2006 include gains on sales of facilities of $5 million, or $0.01 per diluted share. Results for the second quarter of 2005 include a favorable tax settlement of $48 million, or $0.11 per diluted share, recognition of a previously deferred gain on the sale of certain medical office buildings of $29 million, or $0.04 per diluted share, and additional depreciation expense of $30 million, or $0.04 per diluted share, to correct accumulated depreciation and assure a consistent application of our accounting policies relative to certain short-lived medical equipment.

Second quarter 2006 results reflect a reduction in the Company's estimated professional liability reserves of $85 million, or $0.13 per diluted share, compared to a $36 million reduction, or $0.05 per diluted share, recorded in the second quarter of 2005. The amounts of the changes to the estimated professional liability reserves were determined based upon independent actuarial analyses, which noted favorable claim and payment trends, the adoption of state tort reform and benefits resulting from the Company's patient safety programs in both review periods.

Second quarter 2006 results also include additional compensation costs of $10 million, or $0.02 per diluted share, due to the expensing of stock options and employee stock purchase plan shares associated with the January 1, 2006 adoption of FASB Statement 123 (R), "Share-Based Payment."

Revenues in the second quarter of 2006 totaled $6.4 billion compared to $6.1 billion in the second quarter of 2005. Same facility revenues increased 6.0 percent compared to the second quarter of 2005. Same facility revenue per equivalent admission increased 5.8 percent in the second quarter of 2006 (6.9 percent increase when adjusted for uninsured discounts) compared to the second quarter of 2005.

Same facility admissions increased 0.5 percent in the second quarter of 2006 compared to the prior year's second quarter. Same facility equivalent admissions, which take into consideration outpatient volumes, increased 0.1 percent compared to the second quarter of 2005. Same facility outpatient surgical cases declined 2.1 percent, due to a decrease of 3.2 percent in hospital based outpatient surgeries, while freestanding ambulatory surgical cases were unchanged year over year.

The provision for doubtful accounts in the second quarter of 2006 totaled $677 million, or 10.6 percent of revenues, compared to $541 million, or 8.9 percent of revenues, in the prior year. Adjusted to reflect uninsured discounts, the provision for doubtful accounts totaled $935 million, or 14.1 percent of revenues, in the second quarter of 2006, compared to $725 million, or 11.6 percent of revenues, in the second quarter of 2005. The estimated allowance for doubtful accounts was increased by $32 million in the second quarter of 2006 based upon results of the quarterly receivables analyses, which reflected increased uncollectibility of self pay receivables.

Uninsured discounts in the second quarters of 2006 and 2005 were $258 million and $184 million, respectively. HCA's uninsured discount policy, which became effective in the first quarter of 2005, lowers revenues and the provision for doubtful accounts by generally corresponding amounts. Charity care totaled $350 million in the second quarter of 2006, compared to $275 million in the previous year's second quarter. Same facility uninsured admissions, which include charity patients, increased by 2,109 admissions, or 10.5 percent, in the second quarter of 2006 compared to the same period of 2005.

Effective July 1, 2006, HCA sold four hospitals (three in West Virginia and one in Virginia) to LifePoint Hospitals, Inc. for $256 million. If certain conditions are satisfied, the Company estimates a pretax gain of approximately $93 million, or $0.13 per diluted share, will be realized on the sale of the four hospitals. Certificates of Need ("CONs") were required for the sale of the three West Virginia hospitals included in the transaction. Because filings seeking the revocation of the CONs were pending at the time of the closing, HCA and LifePoint have agreed that under certain circumstances, LifePoint may require HCA to repurchase the three West Virginia Hospitals. Generally, those circumstances require a final and nonappealable order revoking the CONs or an order requiring LifePoint to divest the hospitals or cease operations. In the event of such a repurchase, the repurchase price would be based upon the original purchase price and adjusted for working capital changes, capital expenditures and other items. Due to the CON proceedings and the repurchase provision, HCA will defer the recognition of the gain related to the three West Virginia hospitals of approximately $61 million pretax until the CON appeals are resolved. A gain of approximately $32 million pretax on the sale of the hospital located in Virginia is expected to be recognized in the third quarter of 2006.

Revenues for the six months ended June 30, 2006 were $12.8 billion compared to $12.3 billion for the first six months of 2005. Net income totaled $674 million, or $1.64 per diluted share, for the six months ended June 30, 2006, compared to $819 million, or $1.84 per diluted share, for the six months of 2005.

CASH FLOW AND BALANCE SHEET

HCA's cash flow from operations totaled $406 million in the second quarter of 2006 compared to $839 million in the second quarter of 2005. Cash flow from operations during the second quarter of 2006 was negatively affected by the combined impact of lower net income and an increase of $259 million in income tax payments, compared to the second quarter of 2005.

As of June 30, 2006, HCA's balance sheet reflected total debt of $11.7 billion, stockholders' equity (including common and minority equity) of $5.7 billion and total assets of $23.1 billion. HCA's ratio of debt to debt plus common and minority equity was 67.1 percent at June 30, 2006, compared to 64.8 percent at December 31, 2005.

HCA had 409.2 million common shares outstanding at June 30, 2006, compared to
417.5 million shares at December 31, 2005.

2006 EARNINGS GUIDANCE

Effective with today's announcement, HCA is withdrawing its previous earnings guidance for 2006.

PROPOSED MERGER

The Company also announced today the execution of a definitive merger agreement under which an acquiring consortium led by Bain Capital, Kohlberg Kravis Roberts & Co. and Merrill Lynch Global Private Equity, along with HCA founder, Dr. Thomas F. Frist, Jr. and certain members of his family, pursuant to which HCA shareholders will receive $51.00 per share in cash for each share of HCA common stock they hold. The transaction is subject to receipt of stockholder approval and customary regulatory approvals as well as satisfaction of other customary closing conditions. The transaction is expected to close in the fourth quarter of 2006.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC

In connection with the proposed merger, HCA will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by HCA at the Securities and Exchange Commission's web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from HCA by directing such request to HCA Inc., Office of Investor Relations, One Park Plaza, Nashville, Tennessee 37203, telephone:
(615) 344-2068.

HCA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of HCA's participants in the solicitation, which may be different than those of HCA stockholders generally, is set forth in HCA's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

Due to the announced merger agreement this morning, the Company will not hold a conference call or webcast regarding its second quarter results.


                                      ####

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical facts. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;
(2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of necessary approvals under applicable antitrust laws and other relevant regulatory authorities; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger, (9) increases in the amount and risk of collectibility of uninsured accounts, and deductibles and copayment amounts for insured accounts, (10) the ability to achieve operating and financial targets, attain expected levels of patient volumes and control the costs of providing services, (11) possible changes in the Medicare, Medicaid and other state programs that may impact reimbursements to health care providers and insurers,
(12) the highly competitive nature of the health care business, (13) changes in revenue mix and the ability to enter into and renew managed care provider agreements on acceptable terms, (14) the efforts of insurers, health care providers and others to contain health care costs, (15) the impact of our charity care and uninsured discounting policies, (16) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and our corporate integrity agreement with the government, (17) changes in federal, state or local regulations affecting the health care industry, (18) delays in receiving payments for services provided, (19) the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel, (20) the outcome of governmental investigations by the United States Attorney for the Southern District of New York and the Securities and Exchange Commission (the "SEC"),
(21) the outcome of certain class action and derivative litigation filed with respect to us, (22) the possible enactment of federal or state health care reform, (23) the increased leverage resulting from the financing of our share repurchase program, (24) the availability and terms of capital to fund the expansion of our business, (25) the continuing impact of hurricanes on our facilities, the ability to obtain recoveries under our insurance policies, and the ability to secure adequate insurance coverage in future periods, (26) the resolution of the CON appeal with respect to the three West Virginia hospitals sold to LifePoint, (27) fluctuations in the market value of our common stock,
(28) changes in accounting practices, (29) changes in general economic conditions, (30) future divestitures which may result in charges, (31) changes in business strategy or development plans, (32) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions,
(33) potential liabilities and other claims that may be asserted against us,
(34) the ability to develop and implement the payroll and human resources information systems within the expected time and cost projections and, upon implementation, to realize the expected benefits and efficiencies, and (35) other risk factors described in our Annual Report on Form 10-K and other filings with the SEC. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

                                    HCA INC.
                         CONSOLIDATED INCOME STATEMENTS
                                 SECOND QUARTER
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                       2006                        2005
                                                              ----------------------      ----------------------
                                                               AMOUNT          RATIO       AMOUNT          RATIO
                                                              ---------        -----      ---------        -----
Revenues..................................................    $   6,360        100.0%     $   6,070        100.0%

Salaries and benefits.....................................        2,605         41.0          2,463         40.6
Supplies..................................................        1,091         17.2          1,042         17.2
Other operating expenses..................................          995         15.6            981         16.2
Provision for doubtful accounts...........................          677         10.6            541          8.9
Gains on investments......................................          (25)        (0.4)           (22)        (0.4)
Equity in earnings of affiliates..........................          (47)        (0.7)           (53)        (0.9)
Depreciation and amortization.............................          352          5.5            364          6.0
Interest expense..........................................          196          3.1            165          2.7
Gains on sales of facilities..............................           (5)        (0.1)           (29)        (0.5)
                                                              ----------------------      ----------------------

                                                                  5,839         91.8          5,452         89.8
                                                              ----------------------      ----------------------

Income before minority interests and income taxes.........          521          8.2            618         10.2

Minority interests in earnings of consolidated entities...           46          0.7             49          0.8
                                                              ----------------------      ----------------------

Income before income taxes................................          475          7.5            569          9.4

Provision for income taxes................................          180          2.9            164          2.7
                                                              ----------------------      ----------------------

     Net income...........................................    $     295          4.6      $     405          6.7
                                                              ======================      ======================

Diluted earnings per share................................    $    0.72                   $    0.90

Shares used in computing diluted earnings per
   share (000)............................................      408,202                     451,731

                                    HCA INC.
                         CONSOLIDATED INCOME STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                       2006                        2005
                                                              ----------------------      ----------------------
                                                               AMOUNT          RATIO       AMOUNT           RATIO
                                                              ---------        -----      ---------        -----
Revenues..................................................    $  12,775        100.0%     $  12,252        100.0%

Salaries and benefits.....................................        5,216         40.8          4,906         40.0
Supplies..................................................        2,205         17.3          2,093         17.1
Other operating expenses..................................        2,032         15.8          1,953         15.9
Provision for doubtful accounts...........................        1,273         10.0          1,115          9.1
Gains on investments......................................         (100)        (0.8)           (31)        (0.2)
Equity in earnings of affiliates..........................         (108)        (0.8)          (106)        (0.9)
Depreciation and amortization.............................          697          5.4            701          5.7
Interest expense..........................................          382          3.0            329          2.7
Gains on sales of facilities..............................           (5)          --            (29)        (0.2)
                                                              ----------------------      ----------------------

                                                                 11,592         90.7         10,931         89.2
                                                              ----------------------      ----------------------

Income before minority interests and income taxes.........        1,183          9.3          1,321         10.8

Minority interests in earnings of consolidated entities...          101          0.8             89          0.7
                                                              ----------------------      -----------------------

Income before income taxes................................        1,082          8.5          1,232         10.1

Provision for income taxes................................          408          3.2            413          3.4
                                                              ----------------------      ----------------------

     Net income...........................................    $     674          5.3      $     819          6.7
                                                              ======================      ======================

Diluted earnings per share................................    $    1.64                   $    1.84

Shares used in computing diluted earnings per
   share (000)............................................      409,731                     443,739

                                    HCA INC.
                     SUPPLEMENTAL OPERATING RESULTS SUMMARY
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                            FOR THE SIX MONTHS
                                                                  SECOND QUARTER              ENDED JUNE 30,
                                                              ----------------------      ----------------------
                                                                 2006         2005           2006         2005
                                                                 ----         ----           ----         ----
Revenues..................................................    $   6,360    $   6,070      $  12,775     $  12,252

Net income................................................    $     295    $     405      $     674     $     819
     Gains on sales of facilities (net of tax)............           (4)         (18)            (4)          (18)
     Tax settlement.......................................           --          (48)            --           (48)
                                                              ---------    ---------      ---------     ---------

Net income, excluding gains on sales of facilities and
  tax settlement .........................................          291          339            670           753
     Depreciation and amortization........................          352          364            697           701
     Interest expense.....................................          196          165            382           329
     Minority interests in earnings of consolidated entities         46           49            101            89
     Provision for income taxes...........................          179          201            407           450
                                                              ---------    ---------      ---------     ---------

     Adjusted EBITDA (a)..................................    $   1,064    $   1,118      $   2,257     $   2,322
                                                              =========    =========      =========     =========


Diluted earnings per share:
     Net income...........................................    $    0.72    $    0.90      $    1.64     $   1.84
     Gains on sales of facilities.........................        (0.01)       (0.04)         (0.01)       (0.04)
     Tax settlement.......................................           --        (0.11)            --        (0.11)
                                                              ---------    ---------      ---------     --------
        Net income, excluding gains on sales of facilities
            and tax settlement (a)........................    $    0.71    $    0.75      $    1.63     $   1.69
                                                              =========    =========      =========     ========

     Shares used in computing diluted earnings per
            share (000) ..................................      408,202      451,731       409,731       443,739


---------------------

(a) Net income, excluding gains on sales of facilities and tax settlement and adjusted EBITDA are non-GAAP financial measures. We believe that net income, excluding, gains on sales of facilities and tax settlement and adjusted EBITDA are important measures that supplement discussions and analysis of the Company's results of operations. We believe that it is useful to investors to provide disclosures of our results of operations on the same basis as that used by management. Management relies upon net income, excluding gains on sales of facilities and tax settlement and adjusted EBITDA as the primary measures to review and assess operating performance of its hospital facilities and their management teams.

     Management and investors review both the overall performance (including; net income, excluding gains on sales of facilities and tax settlement, GAAP net income and GAAP EPS) and operating performance of our health care facilities (adjusted EBITDA). Adjusted EBITDA and the adjusted EBITDA margin (adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. We recorded gains on sales of facilities during the second quarters of 2006 and 2005 and a tax settlement during the second quarter of 2005. It is reasonable to expect that gains on sales of facilities and tax settlements will occur in future periods, but the amounts recognized for these items can vary significantly from quarter to quarter, do not directly relate to the ongoing operations of our health care facilities and complicate quarterly comparisons of our results of operations and operations comparisons with other health care companies.

     Net income, excluding gains on sales of facilities and tax settlement and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States, and should not be considered as alternatives to net income as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income, excluding gains on sales of facilities and tax settlement and adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles and are susceptible to varying calculations, net income, excluding gains on sales of facilities and tax settlement and adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

                                    HCA INC.
                        SUPPLEMENTAL NON-GAAP DISCLOSURES
    OPERATING MEASURES ADJUSTED FOR THE IMPACT OF DISCOUNTS FOR THE UNINSURED
                               SECOND QUARTER 2006
         (DOLLARS IN MILLIONS, EXCEPT REVENUE PER EQUIVALENT ADMISSION)


                                                                                                       NON-
                                                   UNINSURED    NON-GAAP          GAAP %              GAAP %
                                        GAAP       DISCOUNTS    ADJUSTED            OF               ADJUSTED
                                       AMOUNTS   ADJUSTMENT(a)  AMOUNTS(b)        REVENUES           REVENUES
                                      ---------  -------------  ----------      ------------       -------------
                                                                                2006    2005       2006     2005
                                                                                ----    ----       ----     ----
CONSOLIDATED:
Revenues.........................     $   6,360    $     258    $   6,618      100.0%  100.0%     100.0%    100.0%

Salaries and benefits............         2,605           --        2,605       41.0%   40.6%      39.4%     39.4%
Supplies.........................         1,091           --        1,091       17.2%   17.2%      16.5%     16.7%
Other operating expenses.........           995           --          995       15.6%   16.2%      15.0%     15.5%
Provision for doubtful accounts..           677          258          935       10.6%    8.9%      14.1%     11.6%

Admissions.......................       402,900                   402,900
Equivalent admissions............       609,900                   609,900
Revenue per equivalent admission.     $  10,429                 $  10,852
% change from prior year.........          6.5%                      7.5%

SAME FACILITY:
Revenues.........................     $   6,221    $     257    $   6,478
Admissions.......................       398,700                   398,700
Equivalent admissions............       600,500                   600,500
Revenue per equivalent admission.     $  10,360                 $  10,788
% change from prior year.........          5.8%                      6.9%

(a) Represents the impact of the discounts for the uninsured for the period. On January 1, 2005, we modified our policies to provide discounts to uninsured patients who do not qualify for Medicaid or charity care. These discounts are similar to those provided to many local managed care plans. In implementing the discount policy, we first attempt to qualify uninsured patients for Medicaid, other federal or state assistance or charity care. If an uninsured patient does not qualify for these programs, the uninsured discount is applied. On a consolidated basis, we recorded $258 million and $184 million of uninsured discounts during the second quarters of 2006 and 2005, respectively.

(b) Revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission have been adjusted to exclude the discounts under our uninsured discount policy (non-GAAP financial measures). We believe these non-GAAP financial measures are useful to investors to provide disclosures of our results of operations on the same basis as that used by management. Management uses this information to compare revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission, adjusted for the impact of the uninsured discount policy. Management finds this information to be useful to enable the evaluation of revenue and certain expense category trends that are influenced by patient volumes and are generally analyzed as a percentage of net revenues. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. We believe this supplemental information provides management and the users of its financial statements with useful information for period-to-period comparisons. Investors are encouraged to use GAAP measures when evaluating our overall financial performance.

                                    HCA INC.
                        SUPPLEMENTAL NON-GAAP DISCLOSURES
    OPERATING MEASURES ADJUSTED FOR THE IMPACT OF DISCOUNTS FOR THE UNINSURED
                         SIX MONTHS ENDED JUNE 30, 2006
         (DOLLARS IN MILLIONS, EXCEPT REVENUE PER EQUIVALENT ADMISSION)



                                                                                                       NON-
                                                   UNINSURED    NON-GAAP          GAAP %              GAAP %
                                        GAAP       DISCOUNTS    ADJUSTED            OF               ADJUSTED
                                       AMOUNTS   ADJUSTMENT(a)  AMOUNTS(b)        REVENUES           REVENUES
                                      ---------  -------------  ----------      ------------       -------------
                                                                                2006    2005       2006     2005
                                                                                ----    ----       ----     ----
CONSOLIDATED:
Revenues.........................     $  12,775    $     514    $  13,289      100.0%  100.0%     100.0%    100.0%

Salaries and benefits............         5,216           --        5,216       40.8%   40.0%      39.3%     39.1%
Supplies.........................         2,205           --        2,205       17.3%   17.1%      16.6%     16.7%
Other operating expenses.........         2,032           --        2,032       15.8%   15.9%      15.3%     15.5%
Provision for doubtful accounts..         1,273          514        1,787       10.0%    9.1%      13.4%     11.2%

Admissions.......................       823,900                   823,900
Equivalent admissions............     1,235,900                 1,235,900
Revenue per equivalent admission.     $  10,336                 $  10,752
% change from prior year.........          6.0%                      7.7%

SAME FACILITY:
Revenues.........................     $  12,514    $     512    $  13,026
Admissions.......................       817,400                   817,400
Equivalent admissions............     1,219,600                 1,219,600
Revenue per equivalent admission.     $  10,261                 $  10,680
% change from prior year.........          5.4%                      7.1%

(a) Represents the impact of the discounts for the uninsured for the period. On January 1, 2005, we modified our policies to provide discounts to uninsured patients who do not qualify for Medicaid or charity care. These discounts are similar to those provided to many local managed care plans. In implementing the discount policy, we first attempt to qualify uninsured patients for Medicaid, other federal or state assistance or charity care. If an uninsured patient does not qualify for these programs, the uninsured discount is applied. On a consolidated basis, we recorded $514 million and $293 million of uninsured discounts during the six months ended June 30, 2006 and 2005, respectively.

(b) Revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission have been adjusted to exclude the discounts under our uninsured discount policy (non-GAAP financial measures). We believe these non-GAAP financial measures are useful to investors to provide disclosures of our results of operations on the same basis as that used by management. Management uses this information to compare revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission, adjusted for the impact of the uninsured discount policy. Management finds this information to be useful to enable the evaluation of revenue and certain expense category trends that are influenced by patient volumes and are generally analyzed as a percentage of net revenues. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. We believe this supplemental information provides management and the users of its financial statements with useful information for period-to-period comparisons. Investors are encouraged to use GAAP measures when evaluating our overall financial performance.

                                    HCA INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)


                                                                        JUNE 30,      MARCH 31,      DECEMBER 31,
                                                                         2006          2006             2005
                                                                       ---------      ---------      -----------
                                 ASSETS
Current assets:
   Cash and cash equivalents......................................     $     736      $     453      $       336
   Accounts receivable, net.......................................         3,414          3,491            3,332
   Inventories....................................................           646            624              616
   Deferred income taxes..........................................           552            535              372
   Other..........................................................           570            567              559
                                                                       ---------      ---------      -----------

       Total current assets.......................................         5,918          5,670            5,215

Property and equipment, at cost...................................        21,592         21,105           20,818
Accumulated depreciation..........................................       (10,014)        (9,740)          (9,439)
                                                                       ----------     ----------     -----------
                                                                          11,578         11,365           11,379

Investments of insurance subsidiary...............................         2,134          1,947            2,134
Investments in and advances to affiliates.........................           665            649              627
Goodwill..........................................................         2,648          2,622            2,626
Deferred loan costs...............................................            74             76               85
Other.............................................................           103             86              159
                                                                       ---------      ---------      -----------

                                                                       $  23,120      $  22,415      $    22,225
                                                                       =========      =========      ===========


                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable...............................................     $   1,240      $   1,244      $     1,484
   Accrued salaries...............................................           639            619              561
   Other accrued expenses.........................................         1,506          1,379            1,264
   Long-term debt due within one year.............................           659            704              586
                                                                       ---------      ---------      -----------

       Total current liabilities..................................         4,044          3,946            3,895

Long-term debt....................................................        11,005         10,608            9,889
Professional liability risks......................................         1,315          1,378            1,336
Deferred taxes and other liabilities..............................         1,029          1,067            1,414
Minority interests in equity of consolidated entities.............           901            861              828

Stockholders' equity..............................................         4,826          4,555            4,863
                                                                       ---------      ---------      -----------

                                                                       $  23,120      $  22,415      $    22,225
                                                                       =========      =========      ===========


Current ratio.....................................................          1.46           1.44             1.34
Ratio of debt to debt plus common and minority equity.............         67.1%          67.6%            64.8%
Shares outstanding (thousands)....................................       409,237        408,062          417,513

                                    HCA INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
                              (DOLLARS IN MILLIONS)




                                                                                        2006             2005
                                                                                    -----------      -----------
Cash flows from operating activities:
   Net income................................................................       $       674      $       819
   Adjustments to reconcile net income to net cash provided by operating activities:
       Provision for doubtful accounts.......................................             1,273            1,115
       Depreciation and amortization.........................................               697              701
       Income taxes..........................................................              (408)             222
       Gains on sales of facilities..........................................                (5)              --
       Change in operating assets and liabilities............................            (1,597)          (1,236)
       Other.................................................................               137               70
                                                                                    -----------      -----------

           Net cash provided by operating activities.........................               771            1,691
                                                                                    -----------      -----------

Cash flows from investing activities:
   Purchase of property and equipment........................................              (820)            (625)
   Acquisition of hospitals and health care entities.........................              (105)             (84)
   Disposal of hospitals and health care entities............................               291               36
   Change in investments.....................................................              (150)            (110)
   Other.....................................................................               (11)              25
                                                                                    ------------     -----------

       Net cash used in investing activities.................................              (795)            (758)
                                                                                    ------------     ------------
Cash flows from financing activities:
   Issuance of long-term debt................................................             1,400               --
   Net change in revolving bank credit facility..............................               945             (700)
   Repayment of long-term debt...............................................            (1,162)            (480)
   Repurchase of common stock................................................              (653)              --
   Issuance of common stock..................................................                76              922
   Payment of cash dividends.................................................              (131)            (123)
   Other.....................................................................               (51)            (113)
                                                                                    ------------     ------------

       Net cash provided by (used in) financing activities...................               424             (494)
                                                                                    -----------      ------------

Change in cash and cash equivalents..........................................               400              439
Cash and cash equivalents at beginning of period.............................               336              258
                                                                                    -----------      -----------

Cash and cash equivalents at end of period...................................       $       736      $       697
                                                                                    ===========      ===========

Interest payments............................................................       $       351      $       308
Income tax payments, net of refunds..........................................       $       810      $       191

                                    HCA INC.
                              OPERATING STATISTICS


                                                                                            FOR THE SIX MONTHS
                                                                SECOND QUARTER                ENDED JUNE 30,
                                                          --------------------------      ----------------------
                                                             2006             2005           2006         2005
                                                             ----             ----           ----         ----
CONSOLIDATED HOSPITALS:

     Number of Hospitals.......................                   176            183            176          183
     Weighted Average Licensed Beds............                41,263         41,948         41,259       41,903
     Licensed Beds at End of Period............                41,300         42,013         41,300       42,013

   REPORTED:
     Admissions................................               402,900        407,600        823,900      840,200
         % Change..............................                 -1.1%                         -1.9%
     Equivalent Admissions.....................               609,900        619,700      1,235,900    1,256,100
         % Change..............................                 -1.6%                         -1.6%
     Revenue per Equivalent Admission..........           $    10,429    $     9,795      $  10,336     $  9,754
         % Change..............................                  6.5%                          6.0%
     Inpatient Revenue per Admission...........           $     9,765    $     9,163      $   9,678     $  9,115
         % Change..............................                  6.6%                          6.2%

     Patient Days..............................             1,973,000      2,009,100      4,063,500    4,168,300
     Equivalent Patient Days...................             2,986,700      3,055,400      6,095,300    6,231,600

     Inpatient Surgery Cases...................               134,000        136,400        269,300      271,900
         % Change..............................                 -1.7%                         -0.9%
     Outpatient Surgery Cases..................               210,700        216,200        423,600      427,200
         % Change..............................                 -2.6%                         -0.9%

     Emergency Room Visits.....................             1,325,600      1,345,600      2,658,100    2,737,400
         % Change..............................                 -1.5%                         -2.9%

     Outpatient Revenues as a
         Percentage of Patient Revenues........                 36.9%          37.5%          36.3%        36.5%

     Average Length of Stay....................                   4.9            4.9            4.9          5.0

     Occupancy.................................                 52.5%          52.6%          54.4%        55.0%
     Equivalent Occupancy......................                 79.5%          79.9%          81.6%        82.2%

   SAME FACILITY:
     Admissions................................               398,700        396,800        817,400      818,100
         % Change..............................                  0.5%                         -0.1%
     Equivalent Admissions.....................               600,500        599,600      1,219,600    1,219,000
         % Change..............................                  0.1%                          0.1%
     Revenue per Equivalent Admission..........           $    10,360    $     9,792      $  10,261     $  9,735
         % Change..............................                  5.8%                          5.4%
     Inpatient Revenue per Admission...........           $     9,766    $     9,203      $   9,674     $  9,108
         % Change..............................                  6.1%                          6.2%

     Inpatient Surgery Cases...................               133,200        132,700        267,100      263,800
         % Change..............................                  0.4%                          1.2%
     Outpatient Surgery Cases..................               204,100        208,400        409,200      411,800
         % Change..............................                 -2.1%                         -0.6%

     Emergency Room Visits.....................             1,310,100      1,305,600      2,634,300     2,655,800
         % Change..............................                  0.3%                         -0.8%

NUMBER OF CONSOLIDATED AND NON-CONSOLIDATED
(50/50 EQUITY JOINT VENTURES) HOSPITALS:

     Consolidated..............................                   176            183            176          183
     Non-Consoldiated (50/50 Equity  Joint Ventures)                7              7              7            7
                                                          -----------    -----------      ---------     --------

     Total Number of Hospitals.................                   183            190            183          190
                                                          ===========    ===========      =========     ========